                                                                    EXHIBIT 99.4


                         REPORT OF INDEPENDENT AUDITORS


To the Shareholders of Apache Corporation:


     We have audited the accompanying statement of combined revenues and direct operating expenses of the oil and gas properties purchased by Apache Corporation from BP p.l.c. for the year ended December 31, 2002. This financial statement is the responsibility of Apache Corporation's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with auditing standards, generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Apache Corporation's Form 8-K/A and is not intended to be a complete financial presentation of the properties described above.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses of the oil and gas properties purchased by Apache Corporation from BP p.l.c. for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.


                                               ERNST & YOUNG LLP


Houston, Texas
June 13, 2003

          STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS PROPERTIES PURCHASED BY APACHE CORPORATION
                                 FROM BP p.l.c.
                                 (IN THOUSANDS)



                                                            FOR THE      FOR THE THREE MONTHS
                                                           YEAR ENDED       ENDED MARCH 31,
                                                          DECEMBER 31,   ---------------------
                                                              2002         2002         2003
                                                            --------     --------     --------
                                                                              (UNAUDITED)
Revenues ..............................................     $930,616     $203,724     $193,144
Direct operating expenses .............................      397,174      101,895       93,825
                                                            --------     --------     --------
Excess of revenues over direct operating expenses .....     $533,442     $101,829     $ 99,319
                                                            ========     ========     ========


    The accompanying notes are an integral part of this financial statement.

                   NOTES TO STATEMENT OF COMBINED REVENUES AND
             DIRECT OPERATING EXPENSES OF THE OIL AND GAS PROPERTIES
                 PURCHASED BY APACHE CORPORATION FROM BP p.l.c.


(1)    THE PROPERTIES

       On January 13, 2003, Apache Corporation (Apache) entered into an agreement to purchase producing properties in the U.K. North Sea and the Gulf of Mexico, with estimated proved reserves of 233.2 MMboe, from BP p.l.c. (BP), for $1.3 billion, subject to normal closing adjustments, with an effective date of January 1, 2003. The Gulf of Mexico segment of the transaction closed March 13, 2003 and the North Sea segment closed April 2, 2003.


(2)    BASIS FOR PRESENTATION

       During the periods presented, the BP properties were not accounted for or operated as a separate division by BP. Certain costs, such as depreciation, depletion and amortization, interest, accretion, general and administrative expenses, and corporate income taxes were not allocated to the individual properties. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

       Revenues and direct operating expenses included in the accompanying statement represent Apache's net working interest in the properties acquired for the periods prior to the respective closing dates and are presented on the accrual basis of accounting. Direct operating expenses include all costs associated with lifting, field processing and transportation, and associated marketing costs, including cost to sell and direct overhead. No costs for general corporate activities have been included. Omitted expenses include DD&A, interest expense, accretion, G&A and income taxes. The Company is unable to quantify the omitted expenses for the following reasons: DD&A is dependent upon historical information that is not available to the Company including BP's historical cost and prior depletion rates. No separate calculation of depletion on a well-by-well basis comprising the acquired properties was performed by BP. Similarly, interest expense, G&A and income taxes are dependent on BP's costs, financing structure and general overhead burdens. Quantifying a portion of the omitted expenses would require allocations not previously performed by BP in an effort to determine the direct charges for these properties. The Company, however, has estimated these amounts based on its own cost and financing structures, the purchase price paid and full-cost accounting.

       The financial statements presented are not necessarily indicative of the results of operations of the acquired properties going forward for the following reasons.

       Historical costs such as DD&A, interest expense, accretion, G&A, and income taxes have not been presented and would not have been reflective of costs going forward. These allocations and calculations in the future will be based on the purchase price paid for the acquired properties and are also closely tied to the Company's financing choices, overhead structure, future capital development and the full-cost accounting method.

                   NOTES TO STATEMENT OF COMBINED REVENUES AND
             DIRECT OPERATING EXPENSES OF THE OIL AND GAS PROPERTIES
                 PURCHASED BY APACHE CORPORATION FROM BP p.l.c.


(3)    COMMITMENTS AND CONTINGENCIES

       Pursuant to the terms of the Asset Purchase Agreement between BP and Apache, any claims, litigation or disputes pending as of the effective date (January 1, 2003) or any matters arising in connection with ownership of the properties prior to the effective date are retained by BP. Notwithstanding this indemnification, Apache is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of combined revenues and direct operating expenses.


                      SUPPLEMENTAL OIL AND GAS INFORMATION
                                   (UNAUDITED)


OIL AND GAS RESERVE INFORMATION

       Proved oil and gas reserve quantities are based on estimates prepared by the Company's engineers and from information provided by BP p.l.c., in accordance with guidelines established by the Securities and Exchange Commission
(SEC).

       There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

                                                              GAS           OIL
                                                            --------      --------
                                                             (MMcf)        (Mbbl)
Total proved reserves:
    Balance, December 31, 2001 ........................      337,810       211,507
    Production ........................................      (89,205)      (26,392)
    Extensions, discoveries and improved recovery .....           --            --
    Revisions of previous estimates ...................           --            --
                                                            --------      --------
    Balance, December 31, 2002 ........................      248,605       185,115
                                                            ========      ========

                                   (UNAUDITED)


FUTURE NET CASH FLOWS

       Future cash inflows are based on year-end oil and gas prices except in those instances where future natural gas or oil sales are covered by physical contract terms providing for higher or lower amounts. Operating costs, production and ad valorem taxes and future development costs are based on current costs with no escalation.

       The following table sets forth unaudited information concerning future net cash flows for oil and gas reserves, net of income tax expense. Future income tax expense on the BP properties is based on Apache's purchase price allocation. This information does not purport to present the fair market value of the Company's oil and gas assets, but does present a standardized disclosure concerning possible future net cash flows that would result under the assumptions used.

                                                                           DECEMBER 31, 2002
                                                                           -----------------
                                                                             (IN THOUSANDS)
Cash inflows.............................................................     $ 6,670,231
Production costs.........................................................      (2,833,283)
Development costs........................................................      (1,143,920)
Income tax expense.......................................................        (615,304)
                                                                              -----------
Net cash flows...........................................................       2,077,724
10 percent discount rate.................................................        (436,705)
                                                                              -----------
       Discounted future net cash flows..................................     $ 1,641,019
                                                                              ===========


       The following table sets forth the principal sources of change in discounted future net cash flows.

                                                                              FOR THE YEAR
                                                                                 ENDED
                                                                           DECEMBER 31, 2002
                                                                           -----------------
                                                                             (IN THOUSANDS)
Beginning of year..........................................................    $  883,251
Sales, net of production costs.............................................      (533,442)
Net change in prices and production costs..................................     1,658,306
Extensions, discoveries and improved recovery, net of related costs........             -
Change in future development costs.........................................             -
Accretion of discount......................................................        91,168
Change in income taxes.....................................................      (458,264)
Revision of quantity estimates.............................................             -
Change in production rates and other.......................................             -
                                                                               ----------
End of year................................................................    $1,641,019
                                                                               ==========